Exhibit 23.1


                   [Letterhead of Reznick Fedder & Silverman]





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (No. 333-54270) as amended of Humphrey Hospitality Trust, Inc. filed on February 9, 2001 on Form S-3 of our report dated March 20, 2000, with respect to the consolidated financial statements and financial statement schedule of Humphrey Hospitality Trust, Inc. as of December 31, 1999 and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2001.


                                                      REZNICK FEDDER & SILVERMAN


/s/ REZNICK FEDDER & SILVERMAN

March 29, 2002
Baltimore, Maryland